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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-41465 and 333-41467) of TriPath Imaging, Inc. (f/k/a AutoCyte, Inc.) ("TriPath") of our report dated February 9, 1999, with respect to the consolidated financial statements of NeoPath, Inc. ("NeoPath") included in NeoPath's Annual Report (Form 10-K) and included in TriPath's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 1999.

                                                    /s/ Ernst & Young LLP



Seattle, Washington
October 7, 1999